EXHIBIT 5





                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019
                            Telephone: 212 839-5300
                            Facsimile: 212 839-5599
                                www.sidley.com
                                 Founded 1866



                                                                 March 27, 2003


LaSalle Hotel Properties
4800 Montgomery Lane
Suite M25
Bethesda, Maryland 20814

Ladies and Gentlemen:

          This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of 400,000 Common Shares of Beneficial Interest, par value $.01 per share (the "Common Shares"), of LaSalle Hotel Properties (the "Company"), which have been reserved for issuance or transfer upon the exercise of stock options or the granting of restricted or unrestricted stock awards granted pursuant to the Company's 1998 Share Option and Incentive Plan, as amended (the "Plan").

          In connection with rendering this opinion, we have examined the Company's Articles of Amendment and Restatement of Declaration of Trust and the Company's Amended and Restated Bylaws; such records of the proceedings of the Company as we deemed appropriate; the Plan; the Registration Statement; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

          We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any of the jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

          Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                       Very truly yours,



                                       /s/ Sidley Austin Brown & Wood LLP